Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Third Quarter 2025 Results

SYRACUSE, N.Y. — October 21, 2025 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported third quarter 2025 results. The results are available within the “News” section of the Company's investor relations website or directly at https://communityfinancialsystem.com/Q3-2025-CBU-Earnings-Release.

Company management will host a conference call at 11:00 a.m. (ET) today, October 21, 2025, to discuss the third quarter 2025 results. The conference call can be accessed at https://app.webinar.net/XMb0LAgjl2p or via dial-in at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada).

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Third Quarter 2025 Results

SYRACUSE, N.Y. — October 21, 2025

Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported third quarter 2025 net income of $55.1 million, or $1.04 per share and operating net income[1] of $58.1 million, or $1.09 per share.

“Our Company continued to expand its solid core operating performance with meaningful growth in net income, operating net income[1] and operating pre-tax, pre-provision net revenue (“PPNR”)[1] over the prior year’s third quarter. Our results also improved from the linked second quarter, highlighted by a quarterly operating diluted earnings per share[1] result of $1.09 that represents a second consecutive quarter of record results. This achievement reflected increases in revenues and improvements in core operating performance in all four of our businesses – banking, employee benefit services, insurance services and wealth management services – and resulted in quarterly operating return on assets[1] of 1.38%,” commented Dimitar A. Karaivanov, President and CEO.

“During the third quarter we were also pleased to announce a minority investment in Leap Holdings, Inc., the parent company of Leap Insurance Agency, LLC, a category defining tech-first managing general agent providing insurance solutions for the rental housing sector. This $37.4 million investment will complement the Company’s existing insurance services business and continues to underscore the Company’s commitment to scale as a diversified financial services company.”

Third Quarter 2025 Performance					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		3rd Qtr 2025	2nd Qtr 2025	3rd Qtr 2024	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$1.04	$0.97	$0.83	$0.07	7.2%	$0.21	25.3%
	Operating Diluted Earnings Per Share[1]	1.09	1.04	0.88	0.05	4.8%	0.21	23.9%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.56	1.41	1.29	0.15	10.6%	0.27	20.9%

Return Metrics	Return on Assets	1.30%	1.24%	1.09%	-	0.06%	-	0.21%
	Operating Return on Assets[1]	1.38%	1.34%	1.16%	-	0.04%	-	0.22%
	Return on Equity	11.62%	11.21%	10.21%	-	0.41%	-	1.41%
	Operating Return on Equity[1]	12.25%	12.10%	10.85%	-	0.15%	-	1.40%

Revenues	Total Revenues	$207,052	$199,256	$188,942	$7,796	3.9%	$18,110	9.6%
	Total Operating Revenues[1]	206,816	199,257	189,096	7,559	3.8%	17,720	9.4%
	Noninterest Revenues	78,887	74,508	76,197	4,379	5.9%	2,690	3.5%
	Total Operating Noninterest Revenues[1]	78,651	74,509	76,351	4,142	5.6%	2,300	3.0%
	Noninterest Revenues/Total Revenues	38.1%	37.4%	40.3%	-	0.7%	-	(2.2%)
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	37.9%	37.2%	40.2%	-	0.7%	-	(2.3%)

					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		3rd Qtr 2025	2nd Qtr 2025	3rd Qtr 2024	$	%	$	%
Net Interest Income and Margin	Net Interest Income	$128,165	$124,748	$112,745	$3,417	2.7%	$15,420	13.7%
	Net Interest Margin	3.30%	3.27%	3.03%	-	0.03%	-	0.27%
	Net Interest Margin (FTE)[1]	3.33%	3.30%	3.05%	-	0.03%	-	0.28%

Balance Sheet and Funding	Total Ending Loans	$10,750,262	$10,519,117	$10,251,674	$231,145	2.2%	$498,588	4.9%
	Total Ending Deposits	14,056,850	13,701,768	13,476,171	355,082	2.6%	580,679	4.3%
	Cost of Total Deposits	1.17%	1.19%	1.23%	-	(0.02%)	-	(0.06%)
	Cost of Funds	1.33%	1.32%	1.44%	-	0.01%	-	(0.11%)

Risk Metrics	Annualized Loan Net Charge-Offs	0.09%	0.20%	0.11%	-	(0.11%)	-	(0.02%)
	Tier 1 Leverage Ratio	9.46%	9.42%	9.12%	-	0.04%	-	0.34%
	Loan-to-deposit ratio	76.5%	76.8%	76.1%	-	(0.3%)	-	0.4%
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	188%	184%	199%	-	4%	-	(11%)

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

Third Quarter 2025 Business Segment Results[2]					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		3rd Qtr 2025	2nd Qtr 2025	3rd Qtr 2024	$	%	$	%
Banking and Corporate	Net interest income	$127,348	$123,973	$111,846	$3,375	2.7%	$15,502	13.9%
	Provision for credit losses	5,564	4,117	7,709	1,447	35.1%	(2,145)	(27.8%)
	Operating noninterest revenues	21,082	19,949	20,478	1,133	5.7%	604	2.9%
	Other segment expenses	86,563	85,313	84,170	1,250	1.5%	2,393	2.8%
	Adjusted income before income taxes	$56,303	$54,492	$40,445	$1,811	3.3%	$15,858	39.2%
	Adjusted return on assets[3]	1.35%	1.34%	1.02%	-	0.01%	-	0.33%
	Adjusted return on equity[3]	14.08%	14.16%	11.36%	-	(0.08%)	-	2.72%
	Adjusted return on tangible equity[1,3]	25.09%	25.82%	22.46%	-	(0.73%)	-	2.63%

Employee Benefit Services	Segment operating revenues	$35,965	$33,892	$34,858	$2,073	6.1%	$1,107	3.2%
	Segment expenses	21,464	21,981	19,621	(517)	(2.4%)	1,843	9.4%
	Adjusted income before income taxes	$14,501	$11,911	$15,237	$2,590	21.7%	($736)	(4.8%)
	Adjusted return on assets[3]	25.49%	20.46%	24.88%	-	5.03%	-	0.61%
	Adjusted return on equity[3]	28.66%	22.80%	27.92%	-	5.86%	-	0.74%
	Adjusted return on tangible equity[1,3]	62.00%	47.63%	57.46%	-	14.37%	-	4.54%

					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		3rd Qtr 2025	2nd Qtr 2025	3rd Qtr 2024	$	%	$	%
Insurance Services	Segment operating revenues	$14,219	$13,464	$13,709	$755	5.6%	$510	3.7%
	Segment expenses	10,977	11,217	10,830	(240)	(2.1%)	147	1.4%
	Adjusted income before income taxes	$3,242	$2,247	$2,879	$995	44.3%	$363	12.6%
	Adjusted return on assets[3]	15.35%	13.40%	16.49%	-	1.95%	-	(1.14%)
	Adjusted return on equity[3]	19.60%	16.76%	22.79%	-	2.84%	-	(3.19%)
	Adjusted return on tangible equity[1,3]	63.09%	96.98%	147.58%	-	(33.89%)	-	(84.49%)

Wealth Management Services	Segment operating revenues	$9,528	$9,219	$9,380	$309	3.4%	$148	1.6%
	Segment expenses	6,636	6,870	7,376	(234)	(3.4%)	(740)	(10.0%)
	Adjusted income before income taxes	$2,892	$2,349	$2,004	$543	23.1%	$888	44.3%
	Adjusted return on assets[3]	29.22%	24.67%	22.25%	-	4.55%	-	6.97%
	Adjusted return on equity[3]	41.02%	31.21%	30.57%	-	9.81%	-	10.45%
	Adjusted return on tangible equity[1,3]	48.02%	36.12%	37.30%	-	11.90%	-	10.72%

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

2Refer to the “Summary of Financial Data (unaudited)” tables below for reconciliations of the reported measure of segment profit (adjusted income before income taxes) results to Company results and calculations of the segment adjusted return metrics. The reported measure of segment profit, the reported segment assets and the reported segment equity that are used in the calculations of the segment adjusted return metrics are presented in conformity with ASC 280: Segment Reporting and follow the methodology disclosed in the Company’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2025.

3The segment adjusted return metrics are reported on a pre-tax basis.

Results of Operations

The Company reported third quarter 2025 net income of $55.1 million, or $1.04 per share. This compares to net income of $43.9 million, or $0.83 per share, for the third quarter of 2024. The $0.21 increase in earnings per share was primarily driven by increases in net interest income and noninterest revenues and a decrease in the provision for credit losses, partially offset by increases in noninterest expenses and income taxes. Comparatively, the Company’s diluted earnings per share increased $0.07 from $0.97 per share for the linked second quarter of 2025, primarily due to increases in net interest income and noninterest revenues and a decrease in noninterest expenses, partially offset by increases in the provision for credit losses and income taxes.

Net Interest Income and Net Interest Margin

The Company’s record quarterly net interest income reflected organic loan growth and repricing along with diminishing funding cost pressures, combining to drive margin expansion.

•	Net interest income in the third quarter of 2025 was $128.2 million, up $15.4 million, or 13.7%, compared to the third quarter of 2024, and up $3.4 million, or 2.7%, from the second quarter of 2025.

•	Net interest margin for the third quarter of 3.30% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.33% increased 27 basis points and 28 basis points, respectively, from the third quarter of 2024. These increases were primarily the result of a higher yield on interest-earning assets and a lower cost of interest-bearing liabilities.

•	The yield on interest-earnings assets increased 16 basis points to 4.59% over the prior year’s third quarter primarily driven by higher loan yields.

•	The cost of interest-bearing liabilities decreased 17 basis points from 1.93% in the third quarter of 2024 to 1.76% in the third quarter of 2025, including a 26 basis point decrease in the average borrowing rate and a 10 basis point decrease in the average interest-bearing deposit rate.

•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, both increased by 3 basis points. The yield on interest-earning assets increased 3 basis points, while the cost of funds increased 1 basis point. This included a 2 basis point increase in the cost of interest-bearing liabilities driven by a 26 basis point increase in the average borrowing rate due to a higher proportion of overnight borrowings while the average interest-bearing deposit rate was consistent at 1.59%.

Noninterest Revenues

The Company’s noninterest revenue streams generated 38% of total revenues in the third quarter.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, totaled $21.2 million for the third quarter of 2025, an increase of $0.6 million, or 2.8%, from the third quarter of 2024 and an increase of $1.1 million, or 5.5%, from the second quarter of 2025. The increases between both periods were comprised of higher deposit service fees, mortgage banking revenues and other banking fees.
•	Employee benefit services revenues for the third quarter of 2025 were $34.4 million, an increase of $1.2 million, or 3.6%, in comparison to the third quarter of 2024 and an increase of $2.0 million, or 6.3%, from the second quarter of 2025. The increases between both periods were largely driven by revenue growth in the recordkeeping and third-party administration services business line due in part to revenue growth from acquisitions.
•	Insurance services revenues for the third quarter of 2025 were $14.1 million, which represents a $0.5 million, or 3.6%, increase versus the prior year’s third quarter and a $0.7 million, or 5.6%, increase from the second quarter of 2025. The increase from the prior year’s third quarter was due to revenue growth from acquisitions while the increase from the second quarter of 2025 was driven by the seasonality of insurance policy renewals.
•	Wealth management services revenues for the third quarter of 2025 totaled $8.9 million, consistent with the third quarter of 2024 and an increase of $0.3 million, or 3.0%, from the second quarter of 2025 reflective of relatively favorable market conditions.

Noninterest Expenses and Income Taxes

The Company continues to focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $128.3 million in total noninterest expenses in the third quarter of 2025, compared to $124.2 million of total noninterest expenses in the prior year’s third quarter. The $4.1 million, or 3.3% increase between the periods was driven by higher data processing and communications expenses, occupancy and equipment expenses, legal and professional fees and acquisition expenses, partially offset by lower salaries and employee benefits expenses.
•	Data processing and communications expenses increased $3.2 million, or 20.3%, reflective of the Company’s continued investment in customer-facing and back-office technologies and included a $1.4 million consulting expense in connection with a contract renegotiation with its core system provider which is expected to result in lower future core system costs.
•	Occupancy and equipment expenses increased $0.8 million, or 7.9%, driven by incremental costs associated with the opening of de novo bank branches between the periods.
•	Legal and professional fees increased $0.7 million, or 20.0%, primarily attributable to legal expenses associated with the development of new collective investment funds in the employee benefit services business.
•	Acquisition expenses increased $0.7 million due to integration-related expenses associated with the previously announced acquisition of seven branch locations from Santander Bank, N.A., which is expected to close during the fourth quarter of 2025.
•	Salaries and employee benefits expenses decreased $1.5 million, or 1.9%, primarily driven by lower employee medical costs that reflected rebates received and a decrease in performance-based incentive compensation expenses for certain business units.
•	The effective tax rate for the third quarter of 2025 was 24.7%, up from 23.0% in the third quarter of 2024 and 22.3% in the second quarter of 2025. The increase from the prior year’s third quarter was due to an increase in certain state income taxes while the increase from the linked second quarter was driven by the timing of investments in solar energy tax credits. The effective tax rate for the first nine months of 2025 was 23.3% compared to 22.9% for the first nine months of 2024.
•	As a result of tax law changes enacted under the One Big Beautiful Bill Act that limit the deductibility of charitable contributions beginning in 2026, the Company plans to accelerate the payment of approximately $0.6 million of charitable contribution commitments in the fourth quarter of 2025.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its strategic asset and liability management and prudent financial planning.

•	The Company’s total assets were $16.96 billion at September 30, 2025, representing a $553.1 million, or 3.4%, increase from one year prior and a $292.8 million, or 1.8%, increase from the end of the second quarter of 2025. The increase in the Company’s total assets between both periods was primarily driven by organic loan growth.
•	At September 30, 2025, the Company’s readily available sources of liquidity totaled $6.20 billion, including unrestricted cash and cash equivalents balances of $230.5 million, investment securities unpledged as collateral totaling $1.75 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.46 billion and $2.76 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The Company’s readily available sources of liquidity represent 240% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits, at September 30, 2025.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent 82% of total ending deposits at September 30, 2025.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at September 30, 2025 of $14.06 billion were $355.1 million, or 2.6%, higher than the end of the second quarter of 2025 and were $580.7 million, or 4.3%, higher than one year prior. The growth between both periods was driven by increases in non-maturity interest-bearing and noninterest-bearing deposit balances, partially offset by a decrease in time deposit balances, reflective of competitive offerings and expansion of both governmental and non-governmental deposit relationships as part to the Company’s business development efforts.
•	Ending borrowings of $763.3 million at September 30, 2025, which included $462.8 million of fixed rate Federal Home Loan Bank of New York term borrowings, $224.2 million of customer repurchase agreements, $67.9 million of overnight borrowings and $8.4 million of finance lease liabilities, decreased $131.1 million, or 14.7%, from the end of the second quarter of 2025 and decreased $185.1 million, or 19.5%, from one year prior.
•	The Company’s average cost of funds decreased 11 basis points, from 1.44% in the third quarter of 2024 to 1.33% in the third quarter of 2025 and increased 1 basis point from the second quarter of 2025. The increase from the second quarter of 2025 was primarily driven by higher average overnight borrowing balances.
•	The quarterly average cost of total deposits of 1.17% remains comparatively low relative to the industry and decreased 6 basis points from the third quarter of 2024 and 2 basis points from the linked second quarter.
•	65% of the Company’s total deposits were in no- and relatively low-rate checking and savings accounts at the end of the third quarter of 2025. Time deposit accounts represented 14% of the Company’s total deposits at the end of the third quarter of 2025, a decrease of 2 percentage points from September 30, 2024, and 1 percentage point from the end of the linked second quarter.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is well diversified with credit quality remaining a central priority. The Company’s asset quality metrics, including net charge-offs and delinquent and nonperforming loan levels, remain relatively low compared to the banking industry, reflecting the Company’s robust risk management practices and disciplined credit quality standards.

•	Ending loans at September 30, 2025 of $10.75 billion were $231.1 million, or 2.2%, higher than June 30, 2025 and $498.6 million, or 4.9%, higher than one year prior. The increases between both periods reflected organic growth in the overall business and consumer lending portfolios.
•	At September 30, 2025, the Company’s allowance for credit losses totaled $84.9 million, or 0.79% of total loans outstanding, compared to $81.9 million, or 0.78% of total loans outstanding, at June 30, 2025, and $76.2 million, or 0.74% of total loans outstanding, at September 30, 2024.
•	The Company recorded a $5.6 million provision for credit losses during the third quarter of 2025 reflective of organic loan growth and a stable economic environment. While certain macroeconomic concerns persist related to non-owner occupied and multifamily CRE, the Company’s exposure to these portfolios remains diverse both geographically and by property type, and relatively low at 15% of total assets, 24% of total loans and 188% of total bank-level regulatory capital.
•	The Company recorded net charge-offs of $2.5 million, or an annualized 0.09% of average loans, in the third quarter of 2025 compared to net charge-offs of $2.8 million, or an annualized 0.11% of average loans, in the third quarter of 2024 and net charge-offs of $5.1 million, or an annualized 0.20% of average loans, in the second quarter of 2025.
•	Total delinquent loans, which includes loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.00% at the end of the third quarter of 2025. This compares to 1.07% at September 30, 2024, and 1.01% at June 30, 2025.
•	At September 30, 2025, nonperforming (90 or more days delinquent and non-accruing) loans were $56.1 million, or 0.52% of total loans outstanding compared to $53.3 million, or 0.51% of total loans outstanding at June 30, 2025, and $62.8 million, or 0.61% of total loans outstanding one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of income and prudent dividend practices, have allowed it to build and maintain a strong capital position. At September 30, 2025, all of the Company’s and Community Bank, N.A.’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.94 billion at September 30, 2025 was $154.0 million, or 8.6%, higher than one year ago, primarily due to a $108.2 million increase in retained earnings and a $32.1 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Shareholders’ equity increased $55.9 million, or 3.0%, from June 30, 2025, primarily driven by a $33.6 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and a $30.3 million increase in retained earnings.
•	The Company’s shareholders’ equity to assets ratio was 11.43% at September 30, 2025, up from 10.88% at September 30, 2024, and 11.30% at June 30, 2025.
•	The Company’s tier 1 leverage ratio of 9.46% at September 30, 2025 increased 34 basis points from one year earlier and increased 4 basis points from June 30, 2025, remaining substantially above the regulatory well-capitalized standard of 5.0%.
•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 6.73% at September 30, 2025, up from 5.97% a year earlier and from 6.51% at June 30, 2025. Tangible equity (non-GAAP) increased $155.0 million, or 16.7%, from one year prior due to the aforementioned increase in retained earnings and decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Tangible assets (non-GAAP) increased $554.1 million, or 3.6%, from the prior year due primarily to organic loan growth.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2025 marked the 33rd consecutive year of dividend increases for the Company.

•	During the third quarter of 2025, the Company declared a quarterly cash dividend of $0.47 per share on its common stock, up 2.2% from the $0.46 dividend declared in the third quarter of 2024, representing an annualized yield of 3.4% based upon the $56.04 closing price of the Company’s stock on October 20, 2025.
•	In December 2024, the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares, or 5.0% of the Company’s common stock outstanding during the twelve-month period starting January 1, 2025. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. There were 206,054 shares repurchased pursuant to the 2025 stock repurchase program during the third quarter and first nine months of 2025.

Banking Services Expansion into Strategic Lehigh Valley Market

On June 24, 2025, Community Bank, N.A. entered into a purchase and assumption agreement to acquire seven branch locations in the Allentown, Pennsylvania market from Santander Bank, N.A. The transaction accelerates the Company’s de novo expansion in the Greater Lehigh Valley, complements its existing commercial and consumer lending presence in the market, and is expected to add approximately $600 million of customer deposits as well as branch-related loans and wealth management relationships. Regulatory approval has been received for the branch transaction, which is expected to close on November 7, 2025.

Investment Complements Insurance Services Business

On September 8, 2025, the Company announced an investment in Leap Holdings, Inc., a Delaware corporation (“Leap”). The Company acquired approximately $37.4 million in various classes of preferred and common stock. This investment will complement the Company’s existing insurance services business and continues to underscore the Company’s commitment to scale as a diversified financial services company.

Leap’s wholly owned subsidiary, Leap Insurance Agency, LLC, is a category defining tech-first managing general agent (“MGA”) providing insurance solutions for the rental housing sector. Leap’s products enable housing operators to reduce risk, accelerate leasing, and expand accessibility across their portfolios. Its flagship offerings include Agile Rent Guaranty, where Leap acts as a co-signer for renters, and Leap Deposit Replacement, which replaces traditional security deposits with low monthly payments. Both solutions are backed by an insurance company capacity rated A- (Excellent) by A.M. Best, provided via the Accelerant Risk Exchange. Since launching in 2018, Leap has experienced rapid, sustained growth.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. The Company also provides supplemental ratio reporting at the segment level, which includes adjusted return on tangible equity. Adjusted return on tangible equity represents annualized adjusted income before income taxes applicable to each segment as a percentage of average tangible equity for each respective segment. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest income and net interest margin on a fully tax-equivalent (“FTE”) basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

Conference Call Scheduled

Company management will host a conference call at 11:00 a.m. (ET) today, October 21, 2025, to discuss the third quarter 2025 results. The conference call can be accessed at https://app.webinar.net/XMb0LAgjl2p or via dial-in at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada).

This earnings release is also available within the ”News” section of the Company's investor relations website at https://communityfinancialsystem.com/news/. A replay of the earnings call webcast will also be available on this site for at least one year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://communityfinancialsystem.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Earnings
Loan income	$152,509	$140,472	$441,947	$401,129
Investment income	24,774	23,428	75,861	72,468
Total interest income	177,283	163,900	517,808	473,597
Interest expense	49,118	51,155	144,683	144,453
Net interest income	128,165	112,745	373,125	329,144
Provision for credit losses	5,564	7,709	16,371	16,565
Net interest income after provision for credit losses	122,601	105,036	356,754	312,579
Deposit service and other banking fees	19,980	19,537	57,174	54,808
Mortgage banking	1,180	1,055	3,150	3,675
Employee benefit services	34,408	33,215	99,410	97,031
Insurance services	14,137	13,652	41,726	38,068
Wealth management services	8,946	8,892	27,491	26,793
Loss on sales of investment securities	0	(255)	0	(487)
Unrealized gain on equity securities	236	101	480	984
Total noninterest revenues	78,887	76,197	229,431	220,872
Salaries and employee benefits	76,532	78,022	231,995	224,532
Data processing and communications	19,119	15,894	51,940	45,516
Occupancy and equipment	11,419	10,586	35,603	32,663
Business development and marketing	4,585	4,365	11,716	11,549
Legal and professional fees	4,469	3,723	13,686	11,523
Amortization of intangible assets	3,258	3,369	10,109	10,822
Other	8,937	8,244	27,662	24,681
Total noninterest expenses	128,319	124,203	382,711	361,286
Income before income taxes	73,169	57,030	203,474	172,165
Income taxes	18,081	13,129	47,441	39,477
Net income	$55,088	$43,901	$156,033	$132,688
Basic earnings per share	$1.04	$0.83	$2.95	$2.50
Diluted earnings per share	$1.04	$0.83	$2.94	$2.50

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings
Loan income	$152,509	$146,534	$142,904	$144,638	$140,472
Investment income	24,774	26,344	24,743	25,293	23,428
Total interest income	177,283	172,878	167,647	169,931	163,900
Interest expense	49,118	48,130	47,435	49,958	51,155
Net interest income	128,165	124,748	120,212	119,973	112,745
Provision for credit losses	5,564	4,117	6,690	6,208	7,709
Net interest income after provision for credit losses	122,601	120,631	113,522	113,765	105,036
Deposit service and other banking fees	19,980	19,086	18,108	19,315	19,537
Mortgage banking	1,180	972	998	746	1,055
Employee benefit services	34,408	32,380	32,622	33,950	33,215
Insurance services	14,137	13,388	14,201	12,181	13,652
Wealth management services	8,946	8,683	9,862	9,875	8,892
Loss on sales of investment securities	0	0	0	0	(255)
Unrealized gain (loss) on equity securities	236	(1)	245	247	101
Total noninterest revenues	78,887	74,508	76,036	76,314	76,197
Salaries and employee benefits	76,532	79,021	76,442	76,247	78,022
Data processing and communications	19,119	16,699	16,122	16,327	15,894
Occupancy and equipment	11,419	11,486	12,698	10,995	10,586
Business development and marketing	4,585	4,001	3,130	4,510	4,365
Legal and professional fees	4,469	4,368	4,849	3,800	3,723
Amortization of intangible assets	3,258	3,369	3,482	3,437	3,369
Other	8,937	10,158	8,567	10,223	8,244
Total noninterest expenses	128,319	129,102	125,290	125,539	124,203
Income before income taxes	73,169	66,037	64,268	64,540	57,030
Income taxes	18,081	14,706	14,654	14,747	13,129
Net income	$55,088	$51,331	$49,614	$49,793	$43,901
Basic earnings per share	$1.04	$0.97	$0.94	$0.94	$0.83
Diluted earnings per share	$1.04	$0.97	$0.93	$0.94	$0.83
Profitability (GAAP)
Return on assets (GAAP)	1.30%	1.24%	1.22%	1.21%	1.09%
Return on equity (GAAP)	11.62%	11.21%	11.28%	11.27%	10.21%
Noninterest revenues/total revenues (GAAP)	38.1%	37.4%	38.7%	38.9%	40.3%
Efficiency ratio (GAAP)	62.0%	64.8%	63.8%	64.0%	65.7%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.38%	1.34%	1.28%	1.29%	1.16%
Operating return on equity (non-GAAP)	12.25%	12.10%	11.84%	11.99%	10.85%
Return on tangible equity (non-GAAP)	21.27%	20.97%	21.69%	21.97%	20.53%
Operating return on tangible equity (non-GAAP)	22.43%	22.63%	22.76%	23.36%	21.80%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	37.9%	37.2%	38.5%	38.6%	40.2%
Operating efficiency ratio (non-GAAP)	59.9%	62.0%	61.9%	61.8%	63.6%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.68%	5.63%	5.58%	5.58%	5.51%
Cash equivalents yield	3.92%	4.33%	4.30%	4.71%	4.90%
Investment yield	2.12%	2.17%	2.11%	2.15%	2.05%
Earning asset yield	4.59%	4.56%	4.51%	4.52%	4.43%
Interest-bearing deposit rate	1.59%	1.59%	1.59%	1.68%	1.69%
Borrowing rate	3.82%	3.56%	3.63%	3.57%	4.08%
Cost of all interest-bearing funds	1.76%	1.74%	1.75%	1.84%	1.93%
Cost of total deposits	1.17%	1.19%	1.17%	1.23%	1.23%
Cost of funds (includes noninterest-bearing deposits)	1.33%	1.32%	1.33%	1.38%	1.44%
Net interest margin	3.30%	3.27%	3.21%	3.17%	3.03%
Net interest margin (FTE) (non-GAAP)	3.33%	3.30%	3.24%	3.20%	3.05%
Fully tax-equivalent adjustment (non-GAAP)	$880	$884	$894	$882	$872
Average Balances
Loans	$10,664,241	$10,455,637	$10,402,985	$10,331,217	$10,155,343
Cash equivalents	46,550	159,688	130,649	93,910	38,481
Taxable investment securities	4,268,660	4,256,943	4,211,921	4,187,538	4,165,783
Nontaxable investment securities	413,663	417,323	419,746	423,323	436,762
Total interest-earning assets	15,393,114	15,289,591	15,165,301	15,035,988	14,796,369
Total assets	16,755,095	16,590,741	16,439,357	16,324,320	16,058,219
Interest checking, savings and money market deposits	8,086,979	8,094,208	7,899,568	7,689,659	7,462,225
Time deposits	2,088,861	2,125,683	2,152,113	2,182,140	2,074,978
Customer repurchase agreements	187,845	240,817	250,142	278,275	241,454
Overnight borrowings	151,495	16,408	57,192	13,935	212,520
FHLB and other borrowings	531,979	587,523	602,838	623,265	576,225
Total interest-bearing liabilities	11,047,159	11,064,639	10,961,853	10,787,274	10,567,402
Noninterest-bearing deposits	3,640,964	3,522,734	3,519,962	3,603,416	3,611,755
Shareholders' equity	1,881,116	1,836,965	1,783,646	1,757,467	1,709,791

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data
Cash and cash equivalents	$245,247	$237,248	$518,021	$197,004	$346,110
Investment securities:
Available-for-sale	2,859,312	2,832,370	2,826,915	2,785,714	2,885,943
Held-to-maturity	1,442,308	1,430,991	1,393,837	1,345,155	1,319,050
Equity and other	78,944	86,709	80,591	87,517	82,558
Total investment securities	4,380,564	4,350,070	4,301,343	4,218,386	4,287,551
Loans:
Business lending	4,663,878	4,541,192	4,540,002	4,505,178	4,391,629
Consumer mortgage	3,544,277	3,523,025	3,504,151	3,489,780	3,427,317
Consumer indirect	1,834,766	1,767,213	1,707,938	1,767,655	1,780,586
Home equity	510,933	494,183	481,248	477,425	460,964
Consumer direct	196,408	193,504	187,802	192,327	191,178
Total loans	10,750,262	10,519,117	10,421,141	10,432,365	10,251,674
Allowance for credit losses	84,944	81,851	82,840	79,114	76,167
Goodwill and intangible assets, net	899,967	898,381	900,332	901,471	900,623
Other assets	766,708	742,053	706,299	715,932	694,909
Total assets	16,957,804	16,665,018	16,764,296	16,386,044	16,404,700
Deposits:
Noninterest-bearing	3,686,772	3,588,602	3,526,485	3,557,219	3,586,845
Non-maturity interest-bearing	8,337,797	8,010,808	8,215,773	7,707,037	7,704,925
Time	2,032,281	2,102,358	2,149,789	2,177,451	2,184,401
Total deposits	14,056,850	13,701,768	13,892,047	13,441,707	13,476,171
Customer repurchase agreements	224,169	180,621	266,581	261,553	317,448
Other borrowings	539,180	713,839	595,455	737,312	630,970
Accrued interest and other liabilities	198,655	185,699	176,138	182,637	195,164
Total liabilities	15,018,854	14,781,927	14,930,221	14,623,209	14,619,753
Shareholders' equity	1,938,950	1,883,091	1,834,075	1,762,835	1,784,947
Total liabilities and shareholders' equity	16,957,804	16,665,018	16,764,296	16,386,044	16,404,700
Capital and Other
Shareholders’ equity/total assets (GAAP)	11.43%	11.30%	10.94%	10.76%	10.88%
Tangible equity/tangible assets (non-GAAP)	6.73%	6.51%	6.15%	5.83%	5.97%
Tier 1 leverage ratio	9.46%	9.42%	9.29%	9.19%	9.12%
Loan-to-deposit ratio	76.5%	76.8%	75.0%	77.6%	76.1%
Diluted weighted average common shares outstanding	53,036	53,117	53,130	53,078	52,911
Period end common shares outstanding	52,662	52,869	52,836	52,668	52,546
Cash dividends declared per common share	$0.47	$0.46	$0.46	$0.46	$0.46
Book value (GAAP)	$36.82	$35.62	$34.71	$33.47	$33.97
Tangible book value (non-GAAP)	$20.57	$19.46	$18.52	$17.20	$17.66
Common stock price at quarter-end	$58.64	$56.87	$56.86	$61.68	$58.07

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Asset Quality
Nonaccrual loans	$49,327	$45,808	$69,051	$66,387	$59,013
Accruing loans 90+ days delinquent	6,730	7,519	5,928	7,000	3,833
Total nonperforming loans	56,057	53,327	74,979	73,387	62,846
Other real estate owned	7,851	7,954	2,746	2,781	2,279
Total nonperforming assets	63,908	61,281	77,725	76,168	65,125
Net charge-offs	2,471	5,114	3,229	3,211	2,772
Allowance for credit losses/loans outstanding	0.79%	0.78%	0.79%	0.76%	0.74%
Nonperforming loans/loans outstanding	0.52%	0.51%	0.72%	0.70%	0.61%
Allowance for credit losses/nonperforming loans	152%	153%	110%	108%	121%
Net charge-offs/average loans	0.09%	0.20%	0.13%	0.12%	0.11%
Delinquent loans/ending loans	1.00%	1.01%	1.29%	1.24%	1.07%
Provision for credit losses/net charge-offs	225%	80%	207%	193%	278%
Nonperforming assets/total assets	0.38%	0.37%	0.46%	0.46%	0.40%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$55,088	$51,331	$49,614	$49,793	$43,901
Income taxes	18,081	14,706	14,654	14,747	13,129
Income before income taxes	73,169	66,037	64,268	64,540	57,030
Provision for credit losses	5,564	4,117	6,690	6,208	7,709
Pre-tax, pre-provision net revenue (non-GAAP)	78,733	70,154	70,958	70,748	64,739
Acquisition expenses	747	67	1	8	66
Acquisition-related contingent consideration adjustments	0	0	0	400	(156)
Restructuring expenses	0	1,525	0	0	0
Litigation accrual	0	0	(50)	(83)	102
Loss on sales of investment securities	0	0	0	0	255
Unrealized (gain) loss on equity securities	(236)	1	(245)	(247)	(101)
Amortization of intangible assets	3,258	3,369	3,482	3,437	3,369
Operating pre-tax, pre-provision net revenue (non-GAAP)	$82,502	$75,116	$74,146	$74,263	$68,274

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.04	$0.97	$0.93	$0.94	$0.83
Income taxes	0.34	0.27	0.28	0.28	0.25
Income before income taxes	1.38	1.24	1.21	1.22	1.08
Provision for credit losses	0.11	0.08	0.12	0.11	0.15
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.49	1.32	1.33	1.33	1.23
Acquisition expenses	0.01	0.00	0.00	0.00	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Restructuring expenses	0.00	0.03	0.00	0.00	0.00
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Amortization of intangible assets	0.06	0.06	0.07	0.07	0.06
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.56	$1.41	$1.40	$1.40	$1.29

Operating net income (non-GAAP)
Net income (GAAP)	$55,088	$51,331	$49,614	$49,793	$43,901
Acquisition expenses	747	67	1	8	66
Tax effect of acquisition expenses	(155)	(12)	0	(1)	(15)
Subtotal (non-GAAP)	55,680	51,386	49,615	49,800	43,952
Acquisition-related contingent consideration adjustments	0	0	0	400	(156)
Tax effect of acquisition-related contingent consideration adjustments	0	0	0	(41)	35
Subtotal (non-GAAP)	55,680	51,386	49,615	50,159	43,831
Restructuring expenses	0	1,525	0	0	0
Tax effect of restructuring expenses	0	(274)	0	0	0
Subtotal (non-GAAP)	55,680	52,637	49,615	50,159	43,831
Litigation accrual	0	0	(50)	(83)	102
Tax effect of litigation accrual	0	0	12	8	(23)
Subtotal (non-GAAP)	55,680	52,637	49,577	50,084	43,910
Loss on sales of investment securities	0	0	0	0	255
Tax effect of loss on sales of investment securities	0	0	0	0	(58)
Subtotal (non-GAAP)	55,680	52,637	49,577	50,084	44,107
Unrealized (gain) loss on equity securities	(236)	1	(245)	(247)	(101)
Tax effect of unrealized (gain) loss on equity securities	49	0	57	25	23
Subtotal (non-GAAP)	55,493	52,638	49,389	49,862	44,029
Amortization of intangible assets	3,258	3,369	3,482	3,437	3,369
Tax effect of amortization of intangible assets	(677)	(605)	(804)	(350)	(762)
Operating net income (non-GAAP)	$58,074	$55,402	$52,067	$52,949	$46,636

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.04	$0.97	$0.93	$0.94	$0.83
Acquisition expenses	0.01	0.00	0.00	0.00	0.00
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.05	0.97	0.93	0.94	0.83
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.05	0.97	0.93	0.94	0.83
Restructuring expenses	0.00	0.03	0.00	0.00	0.00
Tax effect of restructuring expenses	0.00	(0.01)	0.00	0.00	0.00
Subtotal (non-GAAP)	1.05	0.99	0.93	0.94	0.83
Litigation accrual	0.00	0.00	0.00	0.00	0.00
Tax effect of litigation accrual	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.05	0.99	0.93	0.94	0.83
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Tax effect of loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.05	0.99	0.93	0.94	0.83
Unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Tax effect of unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.05	0.99	0.93	0.94	0.83
Amortization of intangible assets	0.06	0.06	0.07	0.07	0.06
Tax effect of amortization of intangible assets	(0.02)	(0.01)	(0.02)	(0.01)	(0.01)
Operating diluted earnings per share (non-GAAP)	$1.09	$1.04	$0.98	$1.00	$0.88

Return on assets
Net income (GAAP)	$55,088	$51,331	$49,614	$49,793	$43,901
Average total assets	16,755,095	16,590,741	16,439,357	16,324,320	16,058,219
Return on assets (GAAP)	1.30%	1.24%	1.22%	1.21%	1.09%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$58,074	$55,402	$52,067	$52,949	$46,636
Average total assets	16,755,095	16,590,741	16,439,357	16,324,320	16,058,219
Operating return on assets (non-GAAP)	1.38%	1.34%	1.28%	1.29%	1.16%

Return on equity
Net income (GAAP)	$55,088	$51,331	$49,614	$49,793	$43,901
Average total equity	1,881,116	1,836,965	1,783,646	1,757,467	1,709,791
Return on equity (GAAP)	11.62%	11.21%	11.28%	11.27%	10.21%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$58,074	$55,402	$52,067	$52,949	$46,636
Average total equity	1,881,116	1,836,965	1,783,646	1,757,467	1,709,791
Operating return on equity (non-GAAP)	12.25%	12.10%	11.84%	11.99%	10.85%

Summary of Financial Data (unaudited)

(Dollars in thousands, except per share data)

	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Net interest margin
Net interest income	$128,165	$124,748	$120,212	$119,973	$112,745
Total average interest-earning assets	15,393,114	15,289,591	15,165,301	15,035,988	14,796,369
Net interest margin	3.30%	3.27%	3.21%	3.17%	3.03%

Net interest margin (FTE) (non-GAAP)
Net interest income	$128,165	$124,748	$120,212	$119,973	$112,745
Fully tax-equivalent adjustment (non-GAAP)	880	884	894	882	872
Fully tax-equivalent net interest income (non-GAAP)	129,045	125,632	121,106	120,855	113,617
Total average interest-earning assets	15,393,114	15,289,591	15,165,301	15,035,988	14,796,369
Net interest margin (FTE) (non-GAAP)	3.33%	3.30%	3.24%	3.20%	3.05%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$78,887	$74,508	$76,036	$76,314	$76,197
Loss on sales of investment securities	0	0	0	0	255
Unrealized (gain) loss on equity securities	(236)	1	(245)	(247)	(101)
Total operating noninterest revenues (non-GAAP)	$78,651	$74,509	$75,791	$76,067	$76,351

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$128,319	$129,102	$125,290	$125,539	$124,203
Acquisition expenses	(747)	(67)	(1)	(8)	(66)
Acquisition-related contingent consideration adjustments	0	0	0	(400)	156
Restructuring expenses	0	(1,525)	0	0	0
Litigation accrual	0	0	50	83	(102)
Amortization of intangible assets	(3,258)	(3,369)	(3,482)	(3,437)	(3,369)
Total operating noninterest expenses (non-GAAP)	$124,314	$124,141	$121,857	$121,777	$120,822

Operating revenues (non-GAAP)
Net interest income (GAAP)	$128,165	$124,748	$120,212	$119,973	$112,745
Noninterest revenues (GAAP)	78,887	74,508	76,036	76,314	76,197
Total revenues (GAAP)	207,052	199,256	196,248	196,287	188,942
Loss on sales of investment securities	0	0	0	0	255
Unrealized (gain) loss on equity securities	(236)	1	(245)	(247)	(101)
Total operating revenues (non-GAAP)	$206,816	$199,257	$196,003	$196,040	$189,096

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$78,887	$74,508	$76,036	$76,314	$76,197
Total revenues (GAAP) – denominator	207,052	199,256	196,248	196,287	188,942
Noninterest revenues/total revenues (GAAP)	38.1%	37.4%	38.7%	38.9%	40.3%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$78,651	$74,509	$75,791	$76,067	$76,351
Total operating revenues (non-GAAP)	206,816	199,257	196,003	196,040	189,096
Fully tax-equivalent adjustment (non-GAAP)	880	884	894	882	872
Total operating revenues (FTE) (non-GAAP) – denominator	207,696	200,141	196,897	196,922	189,968
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	37.9%	37.2%	38.5%	38.6%	40.2%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$128,319	$129,102	$125,290	$125,539	$124,203
Total revenues (GAAP) – denominator	207,052	199,256	196,248	196,287	188,942
Efficiency ratio (GAAP)	62.0%	64.8%	63.8%	64.0%	65.7%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$124,314	$124,141	$121,857	$121,777	$120,822
Total operating revenues (FTE) (non-GAAP) - denominator	207,696	200,141	196,897	196,922	189,968
Operating efficiency ratio (non-GAAP)	59.9%	62.0%	61.9%	61.8%	63.6%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$16,957,804	$16,665,018	$16,764,296	$16,386,044	$16,404,700
Goodwill and intangible assets, net	(899,967)	(898,381)	(900,332)	(901,471)	(900,623)
Deferred taxes on goodwill and intangible assets, net	44,130	44,336	44,644	44,618	43,832
Total tangible assets (non-GAAP)	$16,101,967	$15,810,973	$15,908,608	$15,529,191	$15,547,909

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$1,938,950	$1,883,091	$1,834,075	$1,762,835	$1,784,947
Goodwill and intangible assets, net	(899,967)	(898,381)	(900,332)	(901,471)	(900,623)
Deferred taxes on goodwill and intangible assets, net	44,130	44,336	44,644	44,618	43,832
Total tangible common equity (non-GAAP)	$1,083,113	$1,029,046	$978,387	$905,982	$928,156

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$1,938,950	$1,883,091	$1,834,075	$1,762,835	$1,784,947
Total assets (GAAP) – denominator	16,957,804	16,665,018	16,764,296	16,386,044	16,404,700
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	11.43%	11.30%	10.94%	10.76%	10.88%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$1,083,113	$1,029,046	$978,387	$905,982	$928,156
Total tangible assets (non-GAAP) - denominator	16,101,967	15,810,973	15,908,608	15,529,191	15,547,909
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	6.73%	6.51%	6.15%	5.83%	5.97%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$55,088	$51,331	$49,614	$49,793	$43,901
Average shareholders’ equity	1,881,116	1,836,965	1,783,646	1,757,467	1,709,791
Average goodwill and intangible assets, net	(897,943)	(899,416)	(900,530)	(900,118)	(903,281)
Average deferred taxes on goodwill and intangible assets, net	44,233	44,490	44,631	44,225	44,376
Average tangible common equity (non-GAAP)	1,027,406	982,039	927,747	901,574	850,886
Return on tangible equity (non-GAAP)	21.27%	20.97%	21.69%	21.97%	20.53%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$58,074	$55,402	$52,067	$52,949	$46,636
Average tangible common equity (non-GAAP)	1,027,406	982,039	927,747	901,574	850,886
Operating return on tangible equity (non-GAAP)	22.43%	22.63%	22.76%	23.36%	21.80%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$1,938,950	$1,883,091	$1,834,075	$1,762,835	$1,784,947
Period end common shares outstanding – denominator	52,662	52,869	52,836	52,668	52,546
Book value (GAAP)	$36.82	$35.62	$34.71	$33.47	$33.97

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$1,083,113	$1,029,046	$978,387	$905,982	$928,156
Period end common shares outstanding – denominator	52,662	52,869	52,836	52,668	52,546
Tangible book value (non-GAAP)	$20.57	$19.46	$18.52	$17.20	$17.66

	2025		2024
	3rd Qtr	2nd Qtr	3rd Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment adjusted income before income taxes to total consolidated income before income taxes
Total segment adjusted income before income taxes	$76,938	$70,999	$60,565
Loss on sales of investment securities	0	0	(255)
Unrealized gain (loss) on equity securities	236	(1)	101
Amortization of intangible assets	(3,258)	(3,369)	(3,369)
Restructuring expenses	0	(1,525)	0
Litigation accrual	0	0	(102)
Acquisition-related contingent consideration adjustments	0	0	156
Acquisition expenses	(747)	(67)	(66)
Total consolidated income before income taxes	$73,169	$66,037	$57,030

Reconciliation of average total segment assets to average total consolidated assets
Average total segment assets	$16,865,710	$16,706,797	$16,180,396
Elimination of intersegment cash and deposits	(110,615)	(116,056)	(122,177)
Average total consolidated assets	$16,755,095	$16,590,741	$16,058,219

Banking and Corporate
Adjusted return on assets
Adjusted income before income taxes	$56,303	$54,492	$40,445
Average segment assets	16,516,913	16,367,823	15,831,451
Adjusted return on assets	1.35%	1.34%	1.02%

Adjusted return on equity
Adjusted income before income taxes	$56,303	$54,492	$40,445
Average shareholders’ equity	1,586,794	1,543,438	1,416,350
Adjusted return on equity	14.08%	14.16%	11.36%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$56,303	$54,492	$40,445
Average shareholders’ equity	1,586,794	1,543,438	1,416,350
Average goodwill and intangible assets, net	(736,894)	(737,360)	(739,427)
Average deferred taxes on goodwill and intangible assets, net	40,433	40,282	39,329
Average tangible common equity (non-GAAP)	890,333	846,360	716,252
Adjusted return on tangible equity (non-GAAP)	25.09%	25.82%	22.46%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	3rd Qtr	2nd Qtr	3rd Qtr
Quarterly Segment Information Reconciliations
Employee Benefit Services
Adjusted return on assets
Adjusted income before income taxes	$14,501	$11,911	$15,237
Average segment assets	225,717	233,553	243,651
Adjusted return on assets	25.49%	20.46%	24.88%

Adjusted return on equity
Adjusted income before income taxes	$14,501	$11,911	$15,237
Average shareholders’ equity	200,739	209,573	217,109
Adjusted return on equity	28.66%	22.80%	27.92%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$14,501	$11,911	$15,237
Average shareholders’ equity	200,739	209,573	217,109
Average goodwill and intangible assets, net	(111,860)	(113,475)	(116,724)
Average deferred taxes on goodwill and intangible assets, net	3,912	4,200	5,116
Average tangible common equity (non-GAAP)	92,791	100,298	105,501
Adjusted return on tangible equity (non-GAAP)	62.00%	47.63%	57.46%

Insurance Services
Adjusted return on assets
Adjusted income before income taxes	$3,242	$2,247	$2,879
Average segment assets	83,819	67,236	69,467
Adjusted return on assets	15.35%	13.40%	16.49%

Adjusted return on equity
Adjusted income before income taxes	$3,242	$2,247	$2,879
Average shareholders’ equity	65,615	53,762	50,252
Adjusted return on equity	19.60%	16.76%	22.79%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$3,242	$2,247	$2,879
Average shareholders’ equity	65,615	53,762	50,252
Average goodwill and intangible assets, net	(44,916)	(44,197)	(42,134)
Average deferred taxes on goodwill and intangible assets, net	(311)	(272)	(357)
Average tangible common equity (non-GAAP)	20,388	9,293	7,761
Adjusted return on tangible equity (non-GAAP)	63.09%	96.98%	147.58%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2025		2024
	3rd Qtr	2nd Qtr	3rd Qtr
Quarterly Segment Information Reconciliations
Wealth Management Services
Adjusted return on assets
Adjusted income before income taxes	$2,892	$2,349	$2,004
Average segment assets	39,261	38,185	35,827
Adjusted return on assets	29.22%	24.67%	22.25%

Adjusted return on equity
Adjusted income before income taxes	$2,892	$2,349	$2,004
Average shareholders’ equity	27,968	30,192	26,080
Adjusted return on equity	41.02%	31.21%	30.57%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$2,892	$2,349	$2,004
Average shareholders’ equity	27,968	30,192	26,080
Average goodwill and intangible assets, net	(4,273)	(4,384)	(4,996)
Average deferred taxes on goodwill and intangible assets, net	199	280	288
Average tangible common equity (non-GAAP)	23,894	26,088	21,372
Adjusted return on tangible equity (non-GAAP)	48.02%	36.12%	37.30%

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